FORM OF APPLICATION FOR SHARES

The Board of Directors
Hong Kong MQ Group Limited (the "Company")
香港明琴集團有限公司
Unit 1105, Wing On Plaza, 62 Mody Road
Tsim Sha Tsui, Kowloon, Hong Kong

Dear Sirs,

We, the undersigned, hereby apply for and request you to transfer 1 share of total amounting to HK$1.00 in the capital of your company.

We agree to take the said shares subject to the Articles of Association of the Company and We authorize you to enter our name in the register of member as the holder of the said shares.

Dated this .

Yours faithfully,

For and on behalf of
TAKUNG ART CO., LTD

Authorised Signature(s)

TAKUNG ART CO., LTD

Name in full	:	TAKUNG ART CO., LTD
Company No.	:	4677618 (USA)
Address	:	1500 Rosecrans Avenue, Suite 500, Manhattan Beach, CA 90266, USA
Occupation	:	Corporation